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                                                                Exhibit 1.2

                                  EXHIBIT B TO
                             UNDERWRITING AGREEMENT

         THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT (I) IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 1 HEREOF AND (II) WITH EITHER (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR (B) SUCH REGISTRATION.

                              COMMON STOCK WARRANT

                              To Purchase 100,000
                           Shares of Common Stock of
                            Ciao Cucina Corporation

                                              , 1996
                               ---------------

     THIS CERTIFIES THAT, in consideration for its payment of $50.00 to the Company, The Glaser Capital Corporation ("Initial Holder") or its registered assigns is entitled to subscribe for and purchase from Ciao Cucina Corporation (herein called the "Company"), an Ohio corporation, at any time after the first anniversary of the date hereof (which is the effective date of the registration statement to which this Warrant relates) to and including __________, 2001 (the fifth anniversary of the effective date of the registration statement for the public offering to which this Warrant relates), 100,000 fully paid and nonassessable shares of the Company's Common Stock without par value at a price per share of $__________ (which price is equal to 120% of the price of the Company's Common Stock offered in the public offering to which this Warrant relates).

     This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE; TRANSFERABILITY. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of common stock), by written notice of exercise delivered to the Company 20 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares. This Warrant may be transferred, or divided into two or more Warrants of smaller denominations (collectively, the "Warrants"), subject to the following conditions: (i) during the first year after the date hereof, the Warrant may not be exercised, sold, transferred, assigned or hypothecated, and (ii) after such period, the Warrant shall be transferable only to officers and employees of the Initial Holder, subject to the Company's receipt of the opinion of counsel as provided by paragraph 7 herein to the effect that such transfer is not in violation of federal or state securities laws.


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         2. ISSUANCE OF SHARES. The Company agrees that the shares purchasable hereunder shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

         3. COVENANTS OF COMPANY. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of common stock is at all times equal to or less than the then effective purchase price per share of the common stock issuable pursuant to this Warrant. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

         4. ANTI-DILUTION ADJUSTMENTS. The above provisions are, however, subject to the following:

         (a) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of common stock or declare a dividend payable in common stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in common stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in common stock, and each share of common stock purchasable upon exercise of this Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in common stock.

         (b) No fractional shares of common stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of common stock on the day of exercise as determined in good faith by the Company.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in


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exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

         (d) Upon any adjustment of the Warrant purchase price, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5. COMMON STOCK. As used herein, the term "common stock" shall mean and include the Company's presently authorized shares of common stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of the Company.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF SHARES. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring any common stock issued upon the exercise hereof ("Warrant Shares"), of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel

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to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, shall notify such holder of such opinions, whereupon such holder shall be entitled to transfer the Warrant Shares or to dispose of shares of common stock received upon the previous exercise hereof in accordance with the notice delivered by such holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

         If, in the reasonable opinion of either of the counsel referred to in this paragraph 7, the proposed transfer or disposition described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of the Warrant Shares, the Company shall promptly give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of both such counsel, are permitted by law.

         8. REGISTRATION RIGHTS. (a) If the Company proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a registration statement on a form that does not permit the inclusion of shares by its security holders) any of its securities, it will give written notice to all registered holders of Warrants, and all registered holders of shares of common stock acquired upon the exercise of Warrants, of its intention to do so and, on the written request of any registered holders given within 20 days after receipt of any such notice (which request must be made on or before , 2003 (the seventh anniversary of the effective date of the registration statement for the public offering to which this Warrant relates) and which notice shall specify the Warrant Shares intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company. All expenses of such offering, except the fees of special counsel and brokers' commissions to such holders, shall be borne by the Company.

         (b) Further, on a one-time basis only, upon request by a majority in interest of Warrants, or by the holders of a majority of the shares of the common stock issued upon exercise thereof, the Company will, at the expense of such holders, promptly take all necessary steps to register or qualify the Warrant Shares under Section 3(b) or Section 5 of the Securities Act of 1933 and such state laws as such holders may reasonably request; provided that such request must be made within five years from the effective date of the registration statement filed with the Securities and Exchange Commission with respect to the offering to which this Warrant relates. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders of the Warrant Shares to dispose of such shares and from time to time shall amend or supplement, at the holder's expense, the prospectus, or offering circular used in connection therewith to the

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extent necessary in order to comply with applicable law, provided that the
Company shall not be obligated to maintain any registration for a period of more than six months after effectiveness except that a Form S-3 Registration Statement or successor thereof shall be maintained for up to 12 months after effectiveness.

         (c) The Company shall indemnify the holder of this Warrant and of any common stock issued or issuable hereunder, its officers and directors, and any person who controls such Warrant holder or such holder of common stock within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus relating to the registration or qualification of the Warrant Shares or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Warrant holder or such holder of Warrant Shares expressly for use therein, and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

     IN WITNESS WHEREOF, Ciao Cucina Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of __________, 1996.

                                 CIAO CUCINA CORPORATION


                                 By_________________________________


                                 Its______________________________

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                            CIAO CUCINA CORPORATION

TO:________________________________

PURCHASE FORM -- To be executed by the Registered Holder in Order to Exercise the Warrant.

The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to purchase, for cash, _________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares shall be issued in the name of:

                                        -----------------------------------
                                        (Name)

                                        -----------------------------------
                                        (Address)

                                        -----------------------------------
                                        (Tax ID No.)

                                        -----------------------------------
                                        (Signature)


ASSIGNMENT FORM -- To be Executed By the Registered Holder in Order to Transfer
                   the Warrant.


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers _____ of the Warrants represented by the attached Warrant Certificate unto __________________________________________________ (please print or typewrite name and address including postal zip code of assignee) having the Social Security or other identifying number of ________________, and does irrevocably constitute and appoint ________________________ attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.

Date:__________________, 19____.

         PLEASE NOTE: The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

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                                EXERCISE NOTICE

     The undersigned Warrant holder hereby irrevocably elects to exercise the attached Warrant Certificate by exercising the conversion rights of Section 9 of the Warrant. The Warrant is hereby exercised for _____________________ shares and is accompanied by a check in the amount of $_____________ to cover the exercise price thereof.

Date:
                                        -----------------------------------
                                        (Name)

                                        -----------------------------------
                                        (Address)

                                        -----------------------------------
                                        (Tax ID No.)

                                        -----------------------------------
                                        (Signature)



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